UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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Umpqua Holdings Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UMPQUA HOLDINGS CORPORATION
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, APRIL 20, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Umpqua Holdings Corporation (the “Company”), dated March 5, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on Monday, April 20, 2020.

This supplemental information is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 2, 2020.

THE FOLLOWING NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

____________________________________________________________________________

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 20, 2020 AND IMPORTANT UPDATED VOTING INFORMATION

To the Shareholders of Umpqua Holdings Corporation:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders, associates, directors and vendors NOTICE IS HEREBY GIVEN that the location of the annual meeting of shareholders of Umpqua Holdings Corporation (the “Company”) has been changed. As previously announced, the annual meeting will be held on Monday, April 20, 2020 at 3:00 p.m., Pacific Time. In light of public health concerns regarding COVID-19 and restrictions on public gatherings, the Company’s Board of Directors has authorized participation in the annual meeting by remote communication. You will not be able to physically attend the annual meeting.

You are entitled to participate in the annual meeting if you were a shareholder as of the close of business on February 12, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to and participate in the virtual annual meeting, please visit www.virtualshareholdermeeting.com/umpq2020 at least 15 minutes prior to the start of the annual meeting. You will be required to enter the control number found on your proxy card, or on the voting instruction form or notice from your broker. If you are a registered holder of your Umpqua common stock (you do not hold through a broker or other nominee in “street name”) you are receiving a second proxy card with a new control number. You may vote during the annual meeting by following the instructions on the meeting website. Whether or not you plan to participate in the virtual annual meeting, we urge you to vote and submit your proxy before the meeting.

If you are the registered holder of your shares, the voting instructions have changed. You may vote at the virtual annual meeting as indicated above or you may:

•mail, mark, sign, date and return the second proxy card you received as soon as possible;
•call the toll-free number (1-800-690-6903) and follow the directions; or
•go to the website (www.proxyvote.com) and follow the instructions.

Please have your 16-digit control number available if voting by phone or online. Voting by phone or on online has the same effect as submitting a properly executed proxy card. If you are the registered holder of your shares and previously voted, we ask that you re-vote your shares following the new instructions.

By Order of the Board of Directors,

Andrew Ognall
Executive Vice President, General Counsel and Secretary
March 31, 2020

The Annual Meeting on April 20, 2020 at 3:00 p.m. Pacific Time is available at
www.virtualshareholdermeeting.com/umpq2020. The proxy statement and Annual Report are available on our investor relations site at https://www.umpquabank.com/investor-relations. You may also access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.